Exhibit 10.5

Contract

No.:SWDH202401050001

Suwa Product Order Contract

Party A:	Contact:	Mobile:	Email:
Xiamen Suxiang Technology Co., Ltd	Kuang Libin	15859251612	kuanglibin@suwa3d.com
Party B:	contacts:	mobile:	Email:
SHAREWOW 3D (SINGAPORE) PTE. LTD.	Dong Guanghui Al-almaee	+6591082835	clifftong@outlook.com

Party B orders the following products from Party A:

COMMODITY AND SPECIFICATION	TOTAL QUANTITY		UNIT PRICE &TERMS	Amount
			currency	RMB
USD 3D scanner	1	set	229950.00	229950.00
Opening store(Material trim)	1	set	10000.00	10000.00
remark	The total is 239950 RMB			

After Party B's 3D scanner is put into use, the order generated shall be produced by Party A on behalf of Party A, and the billing shall be based on the following standards:

NAME	TOTAL QUANTITY		UNIT PRICE & TERMS (RMB)	remarks
Modeling fee	1	single	20.00	
Mold repair cost	1	people	50.00	
3D printing consumables	1	gram	6.00	
Add items or pets	1	One or only	30.00	

A. Payment Instructions

Party B shall pay 100% of the payment to Party A's account within 7 working days after the electronic contract is sealed and confirmed,

If Party B pays in Singapore, on the day of payment, the parties shall settle the payment at the exchange rate agreed by mail.

B. payment method

Party B shall make payment to Party A by transfer or remittance, and Party A shall designate the following bank account as the collection account

SHAREWOW 3D (SINGAPORE) PTE. LTD. UEN 202348554D

CT

中间银行（Intermediary）:
摩根大通银行
JPMORGAN CHASE BANK, NEW YORK
SWIFT BIC: CHASUS33

收款银行（Account with Institution）::China Citic Bank,
Swift Code: CIBKCNBJ361
ADD:CHINA CITIC BANK,XIAMEN BRANCH ,
NO.334 HUBIN SOUTH ROAD, XIAMEN,
FUJIAN,P.R.CHINA

YOU ( Beneficiary Customer) : Xiamen Suxiang Technology Co., Ltd ( al€@@TB@ † ga ) A/C NO: 8114914013800181567 C. Delivery time Party A shall arrange delivery within 15 days after receiving 100% of the payment for goods. D. Delivery mode For the "3D scanner" ordered by Party B, Party A shall choose the transportation mode by itself, be responsible for the transportation and transportation safety of the finished equipment, and bear the logistics costs. Party A shall bear the cost of express delivery of finished products to the Chinese freight forwarder after production.The freight forwarder shall bear the cost of cross - border transportation to the delivery place designated by Party B. LOADING PORT: XIAMEN DESTINATION: Singapore E. Installation mode: remote installation guicled by Party B Delivery address F. Address: contacts: contact information: Singapore ¥ o +s591082835 G. I. J. Product packaging: Party A shall be responsible for packaging the products according to the applicable standards under normal circumstances and bear the packaging costs. H. Delivery and acceptance 1. After the products are delivered to the receiving address of Party B, Party B shall open the box to check whether the appearance is damaged within 5 days. If the products are damaged, incomplete or have other problems, Party B shall notify Party A to replace them in a timely manner. The replaced products shall arrive at the receiving address within 60 days, and the expenses incurred therefrom shall be borne by Party A.The product sign off shall be subject to the signature and confirmation of the responsible person of Party B, and this sign off only represents the recognition of the product appearance. 2. After the product is signed, Party A shall carry out installation training and commissioning in a timely manner as agreed. The installation and commissioning shall meet the use standard and be accepted by Party B. The product warranty period shall be calculated from the date of acceptance by Party B. 3. In case of any quality problem within one month from the date of installation, commissioning and acceptance, Party A shall replace the product free of charge and bear all costs incurred therefrom. After sales During the warranty period of this contract, Party A shall repair the equipment failure not caused by Party B for free,After the expiration of the warranty perioo, Party A will continue to provide lifelong after - sales service and spare parts for the equipment, and only charge the material cost of spare parts. notice During the validity period of this contract, all notices, applications, requirements, warnings, replies, consents, confirmations, replies, etc. between made in writing 0 . 'es must be p Lcb o Dong Guanghui and sent to the designated operator and contact information of both parties at the signature and seal place of this contract.Once sent by fax or e-mail, it shall be deemed as delivery.If the name, contact address, contact person and/or contact information of either party is changed, it shall notify the other party in writing 15 days in advance, otherwise any liability and loss caused by failure of delivery shall be borne by the changing party.

K. secrecy

Both Party A and Party B shall strictly keep confidential the contents of this contract and all the unpublished information of the other party obtained or known by performing this contract. Without the written permission of the disclosing party, the information receiving party shall not disclose this information to any third party without authorization.If the disclosure causes losses to the disclosing party, the receiving party shall be liable for compensation to the other party.

L. Dispute resolution

In case of any dispute related to this contract, Party A and Party B shall settle it through friendly negotiation;If the negotiation fails, either party may submit the dispute to the people's court with jurisdiction where Party A is located for litigation.

M. other

1. This Contract shall come into force from the date of signature and seal of Party B and Party A, and shall terminate on the date of completion of the rights and obligations under this Contract.
2. This contract is in duplicate, with Party B and Party A holding one copy respectively, which has the same legal effect.
3. For matters not covered in this contract, Party B and Party A can negotiate and sign a supplementary agreement separately.

(The following is a signature page without text)

Party A: Xiamen Suxiang Technology Co., Ltd.
Date:

厦门速相科技有限公司
3502011007747

Party B: Sharewow 3D (Singapore) Pte Ltd
Date: January 4th, 2024

SHAREWOW 3D (SINGAPORE) PTE. LTD.
UEN
202348554D

技有限公司